Exhibit 15.1

As independent chartered accountants, we hereby consent to the inclusion in the foregoing Form 20-F Registration Statement, Amendment No. 3 (the “Registration Statement”), of (i) our report, dated March 7, 2006, relating to (a) the consolidated financial statements of Dynasty Gaming, Inc., as of December 31, 2005 and 2004 and (b) Note 26 of said financial statements, and for the years then ended which appear in such Registration Statement, (ii) our report, dated March 11, 2006, relating to the financial statements of 9143-3250 Quebec Inc., and September 14, 2006, with respect to Note 7 of the financial statements of 9143-3250 Quebec Inc., as of December 31, 2004 and for the year then ended which appear in such Registration Statement, and (iii) our report, dated March 11, 2006, relating to the financial statements of Mahjong Systems Limited, and September 14, 2006, with respect to Note 6 of the financial statements of Mahjong Systems Limited, as of December 31, 2004 and for the year then ended which appear in such Registration Statement, and to the reference to our Firm under the caption “Experts” appearing in the Registration Statement.

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/s/ Horwath Appel

Horwath Appel
Montreal, Quebec

October 27, 2006